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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Markel Corporation:

We consent to incorporation by reference in registration statements
No. 333-61686, No. 333-38062 and No. 333-101545 on Form S-8 and No. 333-71952 on
Form S-3 of Markel Corporation of our report dated January 31, 2003, except as to note 23, which is as of February 25, 2003, relating to the consolidated balance sheets of Markel Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Markel Corporation. Our report refers to a change in accounting for goodwill in 2002.

/s/ KPMG LLP


Richmond, Virginia
March 25, 2003

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